Exhibit 99.1

FOXO TECHNOLOGIES INC. ANNOUNCES THAT ITS COMMON STOCK CAN BE QUOTED AND TRADED ON THE OVER THE COUNTER MARKET FROM AUGUST 13, 2025.

WEST PALM BEACH, FLORIDA—August 13, 2025 - (GlobeNewswire)—FOXO Technologies Inc. (“FOXO” or the “Company”) announces that it has received a letter from NYSE on August 12, 2025 confirming that NYSE Regulation has determined to commence proceedings to delist the Class A common stock of FOXO (Ticker symbol FOXO) from NYSE American, pursuant to Section 1003(f)(v) of the NYSE American Company Guide due to the low selling price of the Class A commons stock. The share price went below the NYSE minimum price of $0.10 on August 12, 2025 and was immediately suspended from trading by NYSE.

The Company submitted an application to have its common stock traded on the OTC and has on August 12, 2025 received confirmation from FINRA’s Department of Market Operations that the trading symbol, “FOXO” has been assigned by them to the Common Stock of Foxo Technologies, Inc., and that the Company’s Common Stock may be quoted and traded on the OTC market as of August 13, 2025.

“While we are disappointed that our share price has fallen below the $0.10 minimum requirement for continued listing on NYSE, this does not change the business strategy adopted or economic outlook for FOXO,” said Seamus Lagan, Chief Executive Officer of FOXO. “We remain focused on our current business and efforts to complete acquisitions that will accelerate growth and increase shareholder value. We will consider our options and the viability to apply to list our common stock on NYSE or NASDAQ at the appropriate time. Meantime the Company will remain fully compliant with SEC reporting requirements and looks forward to demonstrating continued progress in its upcoming 10-Q to June 30, 2025.”

About FOXO Technologies Inc. (“FOXO”)

FOXO owns and operates three subsidiaries.

Rennova Community Health, Inc., owns and operates Scott County Community Hospital, Inc. (d/b/a Big South Fork Medical Center), a critical access designated (CAH) hospital in East Tennessee.

Myrtle Recovery Centers, Inc., a 30-bed behavioral health facility in East Tennessee. Myrtle provides inpatient services for detox and residential treatment and outpatient services for MAT and OBOT Programs.

FOXO Labs, Inc. is a biotechnology company dedicated to improving human health and life span through the development of cutting-edge technology and product solutions for various industries.

For more information about FOXO, visit www.foxotechnologies.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities. Any offers, solicitations of offers to buy, or any sales of securities will be made in accordance with the registration requirements of the Securities Act of 1933, as amended (“Securities Act”). This announcement is being issued in accordance with Rule 135 under the Securities Act.

Forward-Looking Statements

This press release contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about the FOXO’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and a number of factors could cause actual results to differ materially from those contained in any forward-looking statement. These factors include, but are not limited to the risk of changes in the competitive and highly regulated industries in which FOXO operates; variations in operating performance across competitors or changes in laws and regulations affecting FOXO’s business; the ability to implement FOXO’s business plans, forecasts, and other expectations; the ability to obtain financing; the risk that FOXO has a history of losses and may not achieve or maintain profitability in the future; the enforceability of FOXO’s intellectual property, including its patents and the potential infringement on the intellectual property rights of others; and the risk of downturns and a changing regulatory landscape in the highly competitive industries in which FOXO operates. The foregoing list of factors is not exhaustive. Readers should carefully consider the foregoing factors and the other risks and uncertainties discussed in FOXO’s most recent reports on Forms 10-K and 10-Q, particularly the “Risk Factors” sections of those reports, and in other documents FOXO has filed, or will file, with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and FOXO assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:

Sebastien Sainsbury

ssainsbury@foxotechnologies.com

(561) 485-0151